UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 5, 2021

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 5, 2021, BayCom Corp (the “Company”) and its wholly owned subsidiary, United Business Bank (the “Bank”), entered into amended and restated employment agreements with each of the following executive officers: (1) George Guarini, the President and Chief Executive Officer of the Company and the Bank, (2) Janet King, the Senior Executive Vice President and Chief Operating officer of the Company and the Bank, and (3) Keary Colwell, the Senior Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank. The term of each agreement will automatically extend for an additional year on each annual anniversary date of the agreements, unless either party gives notice that the extensions will cease.

The agreements were amended and restated to (a) provide for a three-year term expiring on March 8, 2024, subject to annual renewals, (b) update the base salaries of each of the executive officers, (c) delete the references to restricted stock grants upon completion of the Company’s 2018 initial public offering, (d) provide for future increases in the annual restricted grants for Ms. King and Ms. Colwell as described below, (e) increase the monthly automobile allowance for Ms. Colwell to the same level as Mr. Guarini and Ms. King, and (f) increase the severance of Ms. King and Ms. Colwell if their employment is involuntarily terminated to the same multiple as used for Mr. Guarini.

Each employment agreement provides for, among other things, a minimum annual base salary of $669,500 for Mr. Guarini and $386,250 for each of Ms. King and Ms. Colwell (subject to adjustments as may be determined by our Board of Directors), incentive bonuses, an $800 monthly automobile allowance previously $500 in the case of Ms. Colwell) and group insurance benefits, as well as a group life insurance benefit payable to the executive’s designated beneficiary in an amount equal to the executive’s then-current annual base salary and participation in any retirement, profit-sharing, salary deferral, medical expense reimbursement and other similar plans we may establish for our employees. Each agreement generally provides for indemnification of the executive to the maximum extent permitted by law and applicable regulations for any expenses incurred by the executive, and for any judgments, awards, fines or penalties imposed against the executive, in any proceeding relating to the executive’s actions (or our actions) while an agent of ours. Each agreement also provides for the advancement of expenses to the executive and coverage under a director and officer liability insurance policy.

Each employment agreement also provides for an annual restricted stock grant (“Annual Award”) in the first quarter of each year for a number of shares of common stock equal to 25% (15% for Ms. King and Ms. Colwell in 2021, with the grants for Ms. King and Ms. Colwell to increase to 20% in 2022 and to 25% in 2023 and each subsequent year) of the executive’s base salary as of the end of the preceding calendar year, divided by the fair market value of our common stock as of the date of grant. These annual grants will vest at the rate of 20% per year over a five-year period, with the initial vesting occurring on the one-year anniversary of the date of grant.

The employment agreements provide that the Annual Awards and any other equity awards will become fully vested upon either (1) a termination of the executive’s employment due to death or disability or by the Bank without cause, (2) a change in control as defined in our 2017 Omnibus Equity Incentive Plan (or any applicable subsequent plan) if no replacement award (as defined in the employment agreements) is provided to the executive, or (3) the executive terminates his or her employment for “good reason” as defined below.

Each agreement provides that if, within one year following a change in control, the executive’s employment is terminated without cause or the executive terminates his or her employment for “good reason,” then the executive will be entitled to a lump sum cash severance payment. The severance pay in connection with a change in control would be equal to three times (two times under the prior agreements with Ms. King and Ms. Colwell) the sum of (a) the executive’s then-current annual base salary, (b) any incentive bonus paid to the executive with respect to the preceding year, and (c) the grant date value of the executive’s annual restricted stock award for the year in which the termination occurs or, if the termination occurs before the annual grant is made for such year, the grant date value of the annual restricted stock award for the immediately preceding calendar year. In addition, if we terminate the agreement without cause prior to a change in control, the Bank will (1) pay the aggregate amount in the preceding sentence over 24 months (12 months for Ms. King and Ms. Colwell) in equal monthly installments, and (2) for a period of 24 months (12 months under the prior agreements with Ms. King and Ms. Colwell) continue to provide the executive with health insurance benefits on the same terms as when the executive was employed by us. The term “good reason” means any of the following: (1) a material permanent reduction in the executive’s total compensation or benefits; (2) a material permanent reduction in the executive’s title or responsibilities; or (3) a relocation of the executive’s principal office so that his or her commute distance is increased by more than 40 miles from Walnut Creek, California.

Each employment agreement provides that if the severance payments and benefits to be made thereunder, together with other change in control payments or benefits to the executive, would be deemed to be “parachute payments” under Section 280G of the Internal Revenue Code, then the severance under the employment agreements will be reduced by the minimum amount necessary to result in no portion of the change in control payments and benefits being deemed a parachute payment only if doing so would result in a greater net after-tax benefit to the executive. If the executive’s change in control payments and benefits are deemed to be parachute payments and are not reduced, then the executive will be required to pay a 20% excise tax on the amount of his parachute payments in excess of one times the executive’s average taxable income for the preceding five calendar years, and such excess will not be deductible by the Company or the Bank for federal income tax purposes.

Each of the employment agreements also contains (i) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and for a period one year following termination of employment, and (ii) a client and employee non-solicit for a period of one year following termination of employment.

The foregoing description of the new employment agreements with Mr. Guarini, Ms. King and Ms. Colwell is qualified in its entirety by reference to the full text of such agreements, which are attached to this report as Exhibits 10.1 to 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 8, 2021, among BayCom Corp, United Business Bank and George Guarini
10.2	Amended and Restated Employment Agreement, dated March 8, 2021, among BayCom Corp, United Business Bank and Janet King
10.3	Amended and Restated Employment Agreement, dated March 8, 2021, among BayCom Corp, United Business Bank and Keary Colwell
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: March 9, 2021	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary

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